UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 25, 2016

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on February 25, 2016.  At this meeting, the following directors were elected: Richard C. Coggins was elected for a two-year term expiring in 2018. Robert H. Dick, James D. Ferguson and Terry Allison Rappuhn were elected for three-year terms expiring in 2019.  The voting details are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard C. Coggins	1,402,076	50,308	0	1,017,479
Robert H. Dick	1,440,307	12,077	0	1,017,479
James D. Ferguson	1,440,737	11,647	0	1,017,479
Terry Allison Rappuhn	1,439,622	12,762	0	1,017,479

Thomas F. Grady, Jr., Dan R. Lee and Thomas J. Sullivan continued in office as directors with terms expiring in 2017.  Thomas D. Henrion and Linda D. Norman continued in office as directors with terms expiring in 2018.

In addition, the shareholders approved the selection of Elliott Davis Decosimo, LLC as the Company’s independent registered public accounting firm for fiscal year 2016. The voting details are as follows:

Matter	For	Against	Abstain	Broker Non-Votes
Approve selection of Elliott Davis Decosimo, LLC	2,440,493	10,530	18,840	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: March 1, 2016
	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer